                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 8, 2008

                        Commission file number: 001-15933

                              BLUE VALLEY BAN CORP.
             (Exact name of registrant as specified in its charter)

                  Kansas                                 48-1070996
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                Identification No.)

               11935 Riley
          Overland Park, Kansas                           66225-6128
     (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (913) 338-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (12 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (12 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 5, 2008, we issued and sold to the United States Department of the Treasury (the "Treasury") 21,750 shares of Fixed Rate Cumulative
     Perpetual Preferred Stock, Series A, (the "Preferred Shares"), along with a ten year warrant (the "Warrant") to purchase 111,083 shares of the
     Company's common stock for $29.37 per share, for a total cash price of
     $21.75 million (the "Transaction"). The Transaction occurred pursuant to, and is governed by, the U.S. Treasury's Capital Purchase Program (the
     "CPP"), which is designed to attract broad participation by healthy institutions, to stabilize the financial system, and to increase lending for the benefit of the U.S. economy. Part of the proceeds received in the
     Transaction allowed us to pay off in full our loans with J.P. Morgan Chase totaling approximately $17.5 million, and the remaining proceeds will be used for capital enhancements into the Bank as needed and general corporate purposes.

     In connection with the Transaction, we entered into a letter agreement (the
     "Letter Agreement") with the Treasury which includes, a Securities Purchase
     Agreement - Standard Terms (the "SPA"). The designation, powers, preferences and rights of the Preferred Shares are set forth in the
     Certificate of Designation (the "Designation"). Significant terms of the
     Letter Agreement, the Designation, the Warrant, and the SPA, include the following:

     a.   The Preferred Shares carry a 5% per year cumulative preferred dividend rate, payable quarterly. The dividend rate increases to 9% after five years. Dividends compound if they accrue and are not paid. The
          Preferred Shares have a liquidation preference of $1,000 per share, plus accrued unpaid dividends.

     b.   The Preferred Shares have no redemption date and the holder of the
          Preferred Shares has no right to compel the Company to purchase or redeem the Preferred Shares. The holder may have certain registration rights to facilitate a sale of the Preferred Shares upon written request to the Company. If requested by the Treasury, the Preferred
          Shares may need to be listed on a national securities exchange.

     c.   During the first three years after the Transaction, the Company may not redeem the Preferred Shares except in conjunction with a qualified equity offering meeting certain requirements. After three years, the
          Company may redeem the Preferred Shares for $1,000 per share, plus accrued unpaid dividends, in whole or in part, subject to the approval of the Company's primary federal banking regulator.

     d.   During the time that the Preferred Shares are outstanding, a number of restrictions apply to the Company, including, among others:

          (1)  The Preferred Shares have a senior rank. The Company is not free to issue other preferred stock that is senior to the Preferred
               Shares.

          (2)  Until the third anniversary of the sale of the Preferred Shares, unless the Preferred Shares have been redeemed in whole or the
               Treasury has transferred all of the shares to a non-affiliated third party, the Company may not increase its common stock cash dividend or repurchase common stock or other equity shares
               (subject to certain limited exceptions) without the Treasury's approval.

          (3)  If the Company were to pay a cash dividend in the future, any such dividend would have to be discontinued if a Preferred Share dividend were missed. Thereafter, dividends on common stock could be resumed only if all Preferred Share dividends in arrears were paid. Similar restrictions apply to the Company's ability to repurchase common stock if Preferred Share dividends are missed.

          (4)  Failure to pay the Preferred Share dividend is not an event of default. However, a failure to pay a total of six Preferred Share dividends, whether or not consecutive, gives the holders of the
               Preferred Shares the right to elect two directors to the
               Company's Board of Directors. That right would continue until the
               Company pays all dividends in arrears.

          (5)  In conformity with requirements of the SPA and Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the "EESA"),
               the Company and its subsidiary, Bank of Blue Valley, and each of its Senior Executive Officers agreed to limit certain
               compensation, bonus, incentive and other benefits plans,
               arrangements, and policies with respect to the Senior Executive
               Officers during the period that the Treasury owns any debt or equity securities acquired in connection with the Transaction.
               The applicable Senior Executive Officers have entered into letter agreements with the Company consenting to the foregoing and have executed a waiver voluntarily waiving any claim against the
               Treasury or the Company for any changes to such Senior Executive
               Officer's compensation or benefits that are required to comply with Section 111(b) of EESA.

     e.   The Preferred Shares generally are non-voting, other than in connection with proposals to issue preferred stock senior to the
          Preferred Shares, certain merger transactions, amendments to the rights of the holder of the Preferred Shares, and other than in connection with the Board representation rights mentioned in d.4.
          above, or as required by Kansas law.

     f.   The Warrant is exercisable immediately and expires in ten years. The
          Warrant has anti-dilution protections and certain other protections for the holder, as well as potential registration rights upon written request from the Treasury. If requested by the Treasury, the Warrant
          (and the underlying common stock) may need to be listed on a national securities exchange. The Treasury has agreed not to exercise voting rights with respect to common shares it may acquire upon exercise of the Warrant. The number of common shares covered by the Warrant may be reduced by up to one-half if the Company completes an equity offering meeting certain requirements by December 31, 2009. If the Preferred
          Shares are redeemed in whole, the Company has the right to purchase any common shares held by the Treasury at their fair market value at that time.

     The foregoing summary of the Letter Agreement, SPA, Designation and the
     Warrant is not intended to be complete and is qualified in its entirety by reference to such documents which are attached as Exhibits to this Current
     Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

     The information set forth under Item 1.01 is incorporated herein by reference. The sale of the Preferred Shares and the Warrant to the Treasury on December 5, 2008 was not registered under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act. The sale to the Treasury involved no public offering.

Item 3.03 Material Modification to Rights of Security Holders.

     The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
          Appointment of Certain Officers; Compensatory Arrangements of Certain
          Officers.

     The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
          Year.

     On December 3, 2008, the Company filed with the Secretary of State of the
     State of Kansas a Certificate of Designations to its Articles of
     Incorporation, as amended, establishing the terms of the Preferred Shares.
     The Certificate of Designations was effective immediately upon filing. A copy of the Certificate of Designations is attached hereto as Exhibit
     3.3 and is incorporated by reference.

Item 8.01 Other Events.

     On December 8, 2008, the Company issued a press release announcing the issuance and sale of the Preferred Shares and the Warrant. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

       (d) EXHIBITS

       3.3    Certificate of Designations dated December 3, 2008.

       4.12   Warrant to purchase Common Stock dated December 5, 2008.

       10.10  Letter Agreement dated December 5, 2008, including Securities
              Purchase Agreement - Standard Terms incorporated by reference therein, between Blue Valley Ban Corp. and the United States
              Department of the Treasury.

       10.11  Amendment and Waiver by and among Bank of Blue Valley, Blue
              Valley Ban Corp. and its Senior Executive Officers.

       99.1   Press Release Dated December 8, 2008.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Blue Valley Ban Corp.

Date:  December 8, 2008           By:  /s/  Mark A. Fortino
                                     ----------------------
                                     Mark A. Fortino,
                                     Chief Financial Officer